EXHIBIT 5.1

             OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

                     DILL DILL CARR STONBRAKER & HUTCHINGS
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
--------------------------------------------------------------------------------
Daniel W. Carr                                               Fay M. Matsukage**
John J. Coates                                               Felicity Rossi
Kevin M. Coates                                              Adam P. Stapen
H. Alan Dill                                                 Jon Stonbraker
Robert A. Dill                                               Craig A. Stoner
Thomas M. Dunn                                               Patrick D. Tooley
John A. Hutchings                                               ----------
Stephen M. Lee                                               Leslie Block Kaye*
                                                                of Counsel
                                          *Also licensed in Arizona and New York
                                          **Also licensed in Nevada



December __, 2002



Praxis Pharmaceuticals Inc.
595 Hornby Street, Suite 600
Vancouver, British Columbia
V6C 1A4 Canada

Gentlemen:

You have requested our opinion as counsel for Praxis Pharmaceuticals Inc., a Utah corporation (the "Company@), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the Company of 1) up to 500,000 shares of Common Stock issuable upon exercise of options granted by the Company and (2) the reoffer of 1,129,032 shares of Common Stock issued under a stock grant.

We have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion. We have also examined the Registration State ment of your company on Form S-8 in the form to be filed with the Securities and Ex change Commission on or about December 6, 2002 (the "Registration Statement").

On the basis of such examination, we are of the opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

DILL DILL CARR STONBRAKER
 & HUTCHINGS, P.C.